Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C.
SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Tanger Inc. (the "Company") for the year ended December 31, 2024 (the "Report"), the undersigned, chief financial officer of the Company, hereby certifies, to such officer's knowledge, that:

(i)    the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 21, 2025	/s/ Michael J. Bilerman
Michael J. Bilerman Executive Vice President, Chief Financial Officer and Chief Investment Officer Tanger Inc.